Eversource Energy

Investor Call

May 5, 2016

EVERSOURCE ENERGY

Safe Harbor

All per share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource parent common shares outstanding for the period. Management uses this non-GAAP financial measure to evaluate earnings results, provide details of earnings results by business, and more fully compare and explain our first quarter 2016 and 2015 results. Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy's businesses. Non-GAAP financial measures should not be considered as alternatives to Eversource consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This presentation includes statements concerning Eversource Energy's expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, readers can identify these forward-looking statements through the use of words or phrases such as "estimate, "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could" and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; changes in business conditions, which could include disruptive technology related to Eversource's current or future business model; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource's access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors. Other risk factors are detailed in Eversource's reports filed with the Securities and Exchange Commission (SEC) and updated as necessary, and are available on the SEC's website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy's actual results. You should not place undue reliance on the forward-looking statements; each speaks only as of the date on which such statement is made, and Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

Agenda



Jim Judge
President & CEO

- Q1 2016 Performance
- Capital Spending Update
- Regulatory Update



Lee Olivier
EVP Enterprise Strategy & Business Development

- Northern Pass
- Access Northeast

Jim Judge

President and CEO

EVERSOURCE ENERGY

First Quarter 2016 Results

EPS	Q1 2016	Q1 2015	Change
Electric Transmission	$0.27	$0.21	$0.06
Electric Distribution and Generation	$0.34	$0.41	($0.07)
Natural Gas Distribution	$0.16	$0.18	($0.02)
Parent & Other	$0.00	$0.00	$0.00
Reported EPS (GAAP)	$0.77	$0.80	($0.03)

Progress on Major Transmission Reliability Projects

Seacoast Reliability Project

- Largest PSNH project in forecast
- Application filed with NHSEC on April 12
- New 13-mile project between Portsmouth and Madbury
- Projected completion: 2018
- Total projected investment: $77 million



Greater Boston Reliability Solutions

- 40 projects including seven new transmission lines, new substations and substation expansion projects
- Several smaller projects now under way
- Projected completion: 2018/2019
- Total projected investment: $544 million
- Investment through March 31: $66 million

Greater Hartford Central Connecticut (GHCC)

- 27 projects for Greater Hartford, Manchester, Southington, Middletown and NW CT
- First three projects in service
- 13 additional projects expected to be under construction in 2016
- Projected completion: 2018
- Total projected investment: $350 million
- Investment through March 31: $66 million

Pending Regulatory Dockets

New Hampshire Generation Divestiture

- Initial settlement filed in June 2015
- Settlement with staff filed in January 2016
- Decision expected shortly
- PSNH to recover generation investment through plant sales, securitization
- PSNH to forego $25 million of equity return not yet recognized on scrubber
- Conditions for plant sales include honoring collective bargaining agreements, tax stabilization, operating plants for 18 months after sale
- Process expected to be complete in first half 2017

FERC ROE Complaints

- ALJ recommended decision issued on 3/22/16
  - Second complaint: Base ROE = 9.59%; Cap = 10.42%
  - Third complaint: Base ROE = 10.90%; Cap = 12.19%
- FERC decision expected in late 2016 or early 2017
- First complaint resulted in base ROE of 10.57%, project cap of 11.74%
  - Appeals pending in DC Circuit Court
- Fourth complaint filed on 4/29/16

Lee Olivier

*EVP Enterprise Energy Strategy &
Business Development*

EVERSOURCE ENERGY

Transmission – Northern Pass Update

- 1,090 MW of clean energy
- $1.6 billion HVDC line, terminal and AC facilities
- Approximately 192 miles of new transmission using HVDC technology with AC/DC converters in Quebec and NH
- DOE draft Environmental Impact Statement issued July 21, 2015. Public comment period ended April 4, 2016
- Revised route announced August 18, 2015. Underground section increased from 8 miles to 60 miles
- Application filed with New Hampshire siting regulators on October 19, 2015.
  - NHSEC accepted application as complete on December 18, 2015
  - Public info sessions largely completed in Q1 2016
- Expected to provide significant benefits to the region:
  1. Billions of dollars in total energy and capacity value through reduced wholesale market prices
  2. Environmental value through carbon emissions reductions – annual reduction of approximately 3 million tons of CO_2
  3. Economic value through jobs and new tax base
  4. Reduces growing dependence on natural gas generation


Des Cantons
Deerfield

EVERSOURCE ENERGY

Northern Pass Timeline

- **July 21, 2015**
  Dept. of Energy Issued Draft Environmental Impact Statement (EIS)
- **October 19, 2015**
  Northern Pass Filed Application with New Hampshire SEC
- **December 18, 2015**
  NHSEC Accepted Application

  State Review Process Began
- **March 2016**
  NHSEC, USDOE Public Meetings
- **Late 2016/ Early 2017**
  Permits Received

  Construction Begins
- **First Half 2019**
  In-Service Date

Access Northeast - Designed to Provide a Long-Term Solution to Challenge of New England Natural Gas Supply



Maritimes & Northeast
AGT and M&N systems directly connect to 60% of ISO-NE's gas-fired generators
New gas-fired generators totaling ~2,570 MW attaching to Algonquin by 2019
Market area LNG peak shaving
PORTLAND
BOSTON
Algonquin Gas Transmission
NEW YORK
Texas Eastern

Project Scope:

- Joint development with Eversource (40%), Spectra Energy (40%) and National Grid (20%)
- ~$3 billion (100%); 900 MMcf/d, initial in-service 2018
- Will provide fuel for 5000 MW of electric generation

Unique Project Attributes:

- Serving New England electric power market
- Connected to over 60% of gas-fired generation
- Primarily brownfield with minimal environmental impact
- Built to handle peak power loads
- State PUC approval of EDC-held firm gas transportation agreements is required

5 of 6 New England States Addressing Natural Gas Capacity Issues

Electric Distribution Co. (EDC) Purchase of Natural Gas Pipeline Capacity

CT	Public Act 15-107 enacted June 22, 2015. Draft RFP issued on March 9 with schedule that included selection of gas projects this summer and submission to PURA no later than October. Expect final RFP shortly in-line with PURA decision late this year or early 2017.
MA	Order of October 2, 2015 found the DPU had authority to approve EDC natural gas supply contracts. NSTAR, WMECO, Massachusetts Electric and Nantucket Electric have filed Access Northeast contracts with the DPU seeking approval by October 1, 2016. Discovery is under way and hearings will be held this summer.
NH	PUC opened docket in April (IR 15-124). Staff report released September 15, 2015 concluded PUC may approve EDC natural gas supply contracts. NHPUC issued an order January 19 accepting staff report, said it will conduct a two-part review process as EDCs submit natural gas capacity contracts. PSNH filed Access Northeast contract on February 18 and first part of proceeding to review legal authority of PUC to approve EDC natural gas supply contracts is under way.
ME	PUC launched RFP in late 2014 and Access Northeast is participating. Hearings are currently under way and decision is expected in the third quarter.
RI	2014 Energy Security Act allows RI EDCs to pursue contracts. National Grid issued an RFP with bids received November 13, 2015. National Grid decision expected by early summer 2016. PUC required to act on contracts within 120 days of submittal.
VT	Supportive of additional natural gas infrastructure. Level of support and participation to be determined.